May 9, 2018

PRESS RELEASE

Century Casinos, Inc. Announces First Quarter 2018 Results

Colorado Springs, Colorado – May 9, 2018 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months ended March 31, 2018.

First Quarter 2018 Highlights*

•	Net operating revenue was $40.6 million, an increase of 12% from the three months ended March 31, 2017.
•	Earnings from operations were $3.3 million, a decrease of 28% from the three months ended March 31, 2017.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $0.9 million, a decrease of 57% from the three months ended March 31, 2017.
•	Adjusted EBITDA** was $6.6 million, a decrease of 2% from the three months ended March 31, 2017.
•	Earnings per share were $0.03.
•	Book value per share*** at March 31, 2018 was $6.10.

The consolidated results for the three months ended March 31, 2018 and 2017 are as follows:

	For the three months
Amounts in thousands, except per share data	ended March 31,
Consolidated Results:	2018	2017	% Change
Net Operating Revenue	$40,620	$36,398	12%
Earnings from Operations	3,251	4,490	(28%)
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$926	$2,159	(57%)

Adjusted EBITDA**	$6,562	$6,711	(2%)

Earnings Per Share:
Basic	$0.03	$0.09	(67%)
Diluted	$0.03	$0.09	(67%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

On April 24, 2018, the Company announced that its subsidiary, Century Resorts Management GmbH, acquired 51% of the outstanding common stock of Golden Hospitality Limited (“Golden”), a Hong Kong company. Golden entered into agreements with Minh Chau Ltd. (“Minh Chau”), the owner of a small hotel and international entertainment and gaming club in Vietnam to manage the hotel and international entertainment and gaming club as well as acquire a minority share in Minh Chau. The agreement with Minh Chau also enables Golden to acquire a minimum 51% ownership interest in Minh Chau over the next three years.

On May 4, 2018, the Company was approved to increase the borrowing capacity on its Bank of Montreal Credit Agreement (“BMO Credit Agreement”) by CAD 35.0 million ($27.1 million based on the exchange rate in effect on March 31, 2018) for construction of the Century Mile project. The Company will utilize funds from the amended BMO Credit Agreement and $25.0 million from its November 2017 common stock offering for the Century Mile project. The Company expects to finalize the amendment to the BMO Credit Agreement in the second quarter of 2018.

“We are pleased with the results of the first quarter. Our Canadian operations increased revenue by 7% in local currency and our United States operations increased revenue by 3%,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “Adjusted EBITDA from our operations in Poland was negatively impacted, as expected, by the closure of casinos while awaiting re-licensing decisions,” they continued.  “Construction of our largest and most significant project to date, the Century Mile racetrack and casino development, continues to be on budget and on track for an early 2019 opening. In addition, we will open the Saw Close Casino in Bath, England on May 12, 2018”, Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of March 31, 2018:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Saw Close Casino Ltd.
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $4.2 million, or 12%, for the three months ended March 31, 2018,  compared to the three months ended March 31, 2017.  Following is a summary of the changes in operating revenue by reportable segment for the three months ended March 31, 2018,  compared to the three months ended March 31, 2017:

	Net Operating Revenue
	For the three months
	ended March 31,
Amounts in thousands	2018	2017	$ Change	% Change
Canada	$14,672	$13,160	$1,512	12%
United States	7,706	7,500	206	3%
Poland	17,382	14,546	2,836	20%
Corporate and Other	860	1,192	(332)	(28%)
Consolidated	$40,620	$36,398	$4,222	12%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/13

The Company’s earnings from operations decreased by ($1.2) million, or (28%), for the three months ended March 31, 2018,  compared to the three months ended March 31, 2017.   Following is a summary of the changes in earnings from operations by reportable segment for the three months ended March 31, 2018,  compared to the three months ended March 31, 2017:

	Earnings (Loss) from Operations
	For the three months
	ended March 31,
Amounts in thousands	2018	2017	$ Change	% Change
Canada	$3,548	$3,047	$501	16%
United States	1,174	1,158	16	1%
Poland	1,024	1,806	(782)	(43%)
Corporate and Other	(2,495)	(1,521)	(974)	(64%)
Consolidated	$3,251	$4,490	$(1,239)	(28%)

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($1.2) million, or (57%), for the three months ended March 31, 2018,  compared to the three months ended March 31, 2017.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months ended March 31, 2018,  compared to the three months ended March 31, 2017:

	Net Earnings (Loss)
	Attributable to Century
	Casinos, Inc. Shareholders
	For the three months
	ended March 31,
Amounts in thousands	2018	2017	$ Change	% Change
Canada	$2,019	$1,470	$549	37%
United States	873	716	157	22%
Poland	534	1,081	(547)	(51%)
Corporate and Other	(2,500)	(1,108)	(1,392)	(126%)
Consolidated	$926	$2,159	$(1,233)	(57%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA** decreased by ($0.1) million, or (2%), for the three months ended March 31, 2018 compared to the three months ended March 31, 2017.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months ended March 31, 2018 compared to the three months ended March 31, 2017:

	Adjusted EBITDA**
	For the three months
	ended March 31,
Amounts in thousands	2018	2017	$ Change	% Change
Canada	$4,704	$3,882	$822	21%
United States	1,718	1,768	(50)	(3%)
Poland	2,104	2,378	(274)	(12%)
Corporate and Other	(1,964)	(1,317)	(647)	(49%)
Consolidated	$6,562	$6,711	$(149)	(2%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

5/13

Balance Sheet and Liquidity

As of March 31, 2018, the Company had $65.9 million in cash and cash equivalents and  $54.0 million in outstanding debt on its balance sheet compared to $74.7 million in cash and cash equivalents and $56.7 million in outstanding debt at December 31, 2017.  The $54.0 million in outstanding debt as of March 31, 2018 includes $35.9 million related to the Company’s BMO Credit Agreement,  $2.8 million of bank debt related to Saw Close Casino Ltd.,  $0.4 million related to capital leases for Century Resorts Alberta,  Century Casino Calgary, Century Casino St. Albert, Century Downs Racetrack and Casino (“CDR”) and Century Mile Racetrack and Casino, and $15.1 million related to a long-term land lease for CDR, net of $0.2 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2018 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the first quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

The Company will host its first quarter 2018 earnings conference call today at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until May  31, 2018 at http://corporate.cnty.com/investor-relations/sec-filings.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months
	ended March 31,
Amounts in thousands, except for per share information	2018	2017
Operating revenue:
Net operating revenue	$40,620	$36,398
Operating costs and expenses:
Total operating costs and expenses	37,369	31,908
Earnings from operations	3,251	4,490
Non-operating income (expense), net	(952)	(698)
Earnings before income taxes	2,299	3,792
Income tax provision	(980)	(995)
Net earnings	1,319	2,797
Net earnings attributable to non-controlling interests	(393)	(638)
Net earnings attributable to Century Casinos, Inc. shareholders	$926	$2,159

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.03	$0.09
Diluted	$0.03	$0.09

Weighted average common shares
Basic	29,363	24,455
Diluted	29,994	24,856

7/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	March 31,	December 31,
	2018	2017
Assets
Current assets	$75,266	$84,321
Property and equipment, net	159,717	152,778
Other assets	36,807	37,777
Total assets	$271,790	$274,876

Liabilities and Equity
Current liabilities	$33,525	$34,438
Non-current liabilities	50,890	53,120
Century Casinos, Inc. shareholders' equity	179,588	179,897
Non-controlling interests	7,787	7,421
Total liabilities and equity	$271,790	$274,876

8/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

(Amounts in thousands)

	For the three months
	ended March 31,
	2018	2017	% Change
Net operating revenue as reported (GAAP)	$40,620	$36,398	12%
Foreign currency impact vs. 2017	(3,453)
Net operating revenue constant currency (non-GAAP)*	$37,167	$36,398	2%

Earnings from operations (GAAP)	$3,251	$4,490	(28%)
Foreign currency impact vs. 2017	(281)
Earnings from operations constant currency (non-GAAP)*	$2,970	$4,490	(34%)

Net earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$926	$2,159	(57%)
Foreign currency impact vs. 2017	(309)
Net earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$617	$2,159	(71%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months
	ended March 31,
	2018	2017
Canada	32%	29%
United States	22%	24%
Poland	12%	16%
Corporate and Other	(228%)	(110%)
Consolidated Adjusted EBITDA Margin	16%	18%

9/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment.

	For the Three Months Ended March 31, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$2,019	$873	$534	$(2,500)	$926
Interest expense (income), net	939	—	71	1	1,011
Income taxes (benefit)	534	301	323	(178)	980
Depreciation and amortization	874	541	649	89	2,153
Net earnings attributable to non-controlling interests	128	—	265	—	393
Non-cash stock-based compensation	—	—	—	115	115
(Gain) loss on foreign currency transactions and cost recovery income	(72)	—	(169)	182	(59)
Loss on disposition of fixed assets	2	3	26	2	33
Pre-opening expenses	280	—	405	325	1,010
Adjusted EBITDA	$4,704	$1,718	$2,104	$(1,964)	$6,562

	For the Three Months Ended March 31, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,470	$716	$1,081	$(1,108)	$2,159
Interest expense (income), net	917	—	(12)	(4)	901
Income taxes (benefit)	547	442	414	(408)	995
Depreciation and amortization	805	610	572	98	2,085
Net earnings attributable to non-controlling interests	96	—	542	—	638
Non-cash stock-based compensation	—	—	—	103	103
Loss (gain) on foreign currency transactions and cost recovery income	17	—	(219)	(1)	(203)
Loss on disposition of fixed assets	2	—	—	3	5
Acquisition costs	28	—	—	—	28
Adjusted EBITDA	$3,882	$1,768	$2,378	$(1,317)	$6,711

10/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rate for the quarter or year and comparing them to actual U.S. dollar results for the prior quarter or year. The average exchange rates for the current quarter and the prior year first quarter are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition costs. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Resorts Management GmbH, formerly Century Casinos Europe GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of four casinos in Poland as of May 9, 2018.  The Company, through CRM, also holds 75% ownership interests in both  CDR, which operates in the north metropolitan area of Calgary, Alberta, Canada, and  Century Bets! Inc., which operates the pari-mutuel off-track horse betting network in southern Alberta, Canada. The Company, through CRM, is developing Saw Close Casino in Bath, England, and holds  a 51% ownership interest in Golden, a company that manages a hotel and international entertainment and gaming club in Vietnam. The Company operates 13 ship-based casinos with four cruise ship owners. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company is also developing Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

12/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile, Saw Close Casino, Bermuda and Vietnam projects, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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